Elevation Series Trust 485BPOS

Exhibit 99.(h)(13)

April 20, 2026

State Street Bank and Trust Company

1 Congress Street

Boston, MA 02114

Attention: Senior Vice President - Custody Operations

with a copy to:

State Street Bank and Trust Company

Legal Division – Global Services Americas

1 Congress Street

Boston, MA 02114

Re:    CresAlta Global Dividend ETF and CresAlta Small and Mid-Cap ETF (the “Funds”)

Ladies and Gentlemen:

Please be advised that the undersigned Funds have been incorporated and registered as management investment companies under the Investment Company Act of 1940, as amended.

In accordance with Section 11, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of September 22, 2022, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Funds hereby request that State Street act as Transfer Agent for the new Funds under the terms of the Agreement, and that Appendix A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the undersigned Funds hereby confirm, as of the date hereof, their representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing this letter agreement and returning a copy to the Funds.

Sincerely,

Elevation Series Trust
on behalf of:

CresAlta Global Dividend ETF
CresAlta Small and Mid-Cap ETF
By:	/s/ Bradley Swenson
Name:	Bradley Swenson
Title:	President	, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrea E. Sharp
Name:	Andrea E. Sharp
Title:	Managing Director	, Duly Authorized
Effective Date: April 20, 2026

Information Classification: Limited Access

Exhibit A

Appendix A

SRH U.S. Quality GARP ETF

Sovereign's Capital Flourish Fund

SRH REIT Covered Call ETF

TrueShares Quarterly Bull Hedge ETF

TrueShares Quarterly Bear Hedge ETF

Clough Hedged Equity ETF

Clough Select Equity ETF

RiverNorth Active Income ETF

TrueShares Seasonality Laddered Buffered ETF

Polen International Dividend Income ETF (fka The Opal International Dividend Income ETF)

TrueShares Structured Outcome (January) ETF

TrueShares Structured Outcome (February) ETF

TrueShares Structured Outcome (March) ETF

TrueShares Structured Outcome (April) ETF

TrueShares Structured Outcome (May) ETF

TrueShares Structured Outcome (June) ETF

TrueShares Structured Outcome (July) ETF

TrueShares Structured Outcome (August) ETF

TrueShares Structured Outcome (September) ETF

TrueShares Structured Outcome (October) ETF

TrueShares Structured Outcome (November) ETF

TrueShares Structured Outcome (December) ETF

RiverNorth Patriot ETF

RiverNorth Enhanced Pre-Merger SPAC ETF

Polen Dividend Income ETF (fka Opal Dividend Income ETF)

TrueShares Technology, AI, & Deep Learning ETF

TrueShares Eagle Global Renewable Energy Income ETF

Information Classification: Limited Access

EXHIBIT A

TrueShares Convequity Protect ETF (fka TrueShares ConVex Protect ETF)

NPF Core Equity ETF

TrueShares S&P Autocallable Defensive Income ETF

TrueShares S&P Autocallable High Income ETF

TrueShares Equity Hedge ETF

CresAlta Global Dividend ETF

CresAlta Small and Mid-Cap ETF

Information Classification: Limited Access